                                                             EXHIBIT 23(D)(XVII)

                                                                  EXECUTION COPY

                          EXPENSE LIMITATION AGREEMENT

          This agreement ("Agreement") is entered into as of November 1, 2005 by and between Rodney Square Management Corporation ("RSMC")and WT Mutual Fund (the "Trust"), on behalf of the funds listed on Exhibit A attached hereto (the "Funds").

          WHEREAS, RSMC serves as the investment adviser to Funds of the Trust listed on Exhibit A hereto;

          WHEREAS, RSMC and the Trust had entered into an Expense Limitation Agreement dated as of November 1, 2002 (the "Prior Expense Limitation Agreement); and

          WHEREAS, RSMC, the Trust and the Funds desire to enter into this new Agreement to supersede and replace the Prior Expense Limitation Agreement;

          NOW, THEREFORE, in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          Section 1. FEE WAIVER AND REIMBURSEMENT OF EXPENSES. Until the dates set forth on Exhibit A, RSMC will waive its advisory fees with respect to each of the Funds and/or reimburse or assume expenses of the Funds, as the case may be, to the extent that the expenses of a Fund [excluding taxes, extraordinary expenses, brokerage commissions, interest and class-specific expenses (such as Rule 12b-1 fees and sub-transfer agency expenses)], expressed as a percentage of average daily net assets, exceed the expense limitations set forth on Exhibit A. RSMC will not have any right to recover from the Funds any amount so waived, reimbursed or assumed. RSMC shall have discretion regarding whether expenses will be reimbursed or assumed, on the one hand, or fees will be waived, on the other hand, to meet the expense limitations set forth on Exhibit A.

          Section 2. AMENDMENTS TO AND TERM OF AGREEMENT. The parties hereto agree to review the then-current expense limitations for each Fund on a date prior to the termination date listed on Exhibit A to determine whether such limitations should be amended, continued or terminated. Exhibit A may be amended, from time to time, to reflect a new rate or new date which the parties thereto agree in writing to be bound.

          Section 3. NOTICE. Any notice under this Agreement shall be given in writing addressed and delivered or mailed postage prepaid to the other party to this Agreement at its principal place of business.

          Section 4. GOVERNING LAW. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the state of Delaware.

          IN WITNESS WHEREOF, the parties hereto have entered into this Expense Limitation Agreement as of the date first above written.

                                        WT MUTUAL FUND on behalf of each Fund
                                        listed on Exhibit A attached hereto


                                        /s/ John J. Kelley
                                        ----------------------------------------
                                        By: John J. Kelley
                                        Title: Vice President


                                        RODNEY SQUARE MANAGEMENT CORPORATION


                                        /s/ Eric K. Cheung
                                        ----------------------------------------
                                        By: Eric K. Cheung
                                        Title: Vice President

                                    EXHIBIT A
                       TO THE EXPENSE LIMITATION AGREEMENT
                             DATED NOVEMBER 1, 2005

                            AS AMENDED MARCH 9, 2006

                                EXPENSE
FUND                              CAP     TERMINATION DATE
----                            -------   ----------------
Short-Term Bond Fund             0.65%    November 1, 2008

Large-Cap Core                   0.80%    November 1, 2008

Multi-Manager Large-Cap          1.00%    November 1, 2008

Multi-Manager Mid-Cap            1.15%    November 1, 2008

Multi-Manager Small-Cap          1.25%    November 1, 2008

Aggressive Asset Allocation      0.50%     January 1, 2009

Moderate Asset Allocation        0.50%     January 1, 2009

Conservative Asset Allocation    0.50%     January 1, 2009

ETF Allocation Fund              0.70%     January 1, 2009

Mid-Cap Core Fund                1.00%     January 1, 2009

Small-Cap Growth Fund            1.05%     January 1, 2009

Small Cap Value Fund             1.05%     January 1, 2009

Tax- Managed Cap-Free            0.70%     January 1, 2009